FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES THIRD QUARTER RESULTS

BILOXI, MISS. (February 16, 2006)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for its third quarter of fiscal 2006 ended January 22, 2006. For the third quarter, the Company reported net income of $4.1 million or $0.13 per diluted common share compared to net income of $3.5 million or $0.11 per diluted common share for the same quarter last year. Included in net income for the quarter ended January 22, 2006, are $3.8 million in net hurricane related pre-tax charges, related to Isle - Biloxi, Isle - Lake Charles, and Pompano Park, and a $2.1 million pre-tax loss on early extinguishment of debt related to Isle - Black Hawk. These two items combined to reduce net income per diluted common share by $0.10. The Company had net revenues of $269.8 million for the quarter ended January 22, 2006, compared to $265.4 million for the same quarter in fiscal 2005, and Adjusted EBITDA1 of $62.0 million compared to $53.1 million for the same quarter in fiscal 2005.

For the first nine months of fiscal 2006, the Company reported net income of $3.9 million, or $0.12 per diluted common share. Net income for the same period in fiscal 2005 was $14.6 million, or $0.47 per diluted common share. Net revenues for the nine months ended January 22, 2006, were $799.3 million, compared to $811.9 million for the comparable period in the prior year. Adjusted EBITDA1 in the nine-month period was $157.1 million, compared to $161.7 million for the comparable nine-month period in fiscal 2005.

“I am pleased with the third quarter results particularly because during this quarter most of the short term challenges facing the Company’s southern markets have been resolved. I believe the Company is positioned well going forward, as our expansion work continues with projects in Iowa and Missouri, our rebuilding in Mississippi and new development opportunities in Florida and Pennsylvania,” according to chairman and chief executive officer, Bernard Goldstein.

Highlights and Updates
•
Subsequent to the end of the quarter, the Company entered into an agreement to sell its properties in Bossier City, Louisiana and Vicksburg, Mississippi for $240 million cash. Net proceeds from the sale are expected to be used to fund existing development projects and/or pay down debt. The Company expects to record a gain on this transaction. The closing of the transaction, expected to occur during the summer of 2006, is subject to regulatory and other customary closing conditions.

•
Isle-Biloxi reopened on December 26, 2005, following Hurricane Katrina, with 730 slot machines, a live poker room with nine poker tables, 27 table games, three restaurants and 525 hotel rooms. The casino was the first land-based casino to open since the change in Mississippi gaming legislation. Subsequent to the end of the quarter, Isle-Biloxi added an additional 220 slot machines and a European spa.

•
The Company signed a joint development agreement with Lemieux Group LP that includes a provision for Isle to fund a $290 million new multi-purpose arena and pursue a gaming license for 3,000 slot machines in Pittsburgh, Pennsylvania. The new multi-purpose arena and gaming facility are part of a larger billion-dollar effort known as Pittsburgh First to redevelop the Lower Hill and Uptown Districts in conjunction with the Pittsburgh Penguins and a development partner. This proposal is one of three applications under consideration by the Pennsylvania Gaming Control Board for a single license with a decision expected by the end of calendar 2006 or early 2007. If the license is granted to the Isle of Capri, the Company anticipates that the construction of the project would begin shortly thereafter with a temporary casino also a possibility.

•
Pompano Park Harness Track reopened for live racing on December 2, 2005 following Hurricane Wilma. In early December, the Florida legislature passed legislation to allow 1,500 slot machines at pari-mutuel facilities in Broward County including the Company’s Pompano Park Harness Track. The Company has proceeded with the design for the development of an approximately $125 million racino at Pompano Park and further development is awaiting operating rules and regulations from the state and the satisfaction of other contingencies.

•
The Company announced plans for an $85 million expansion project at its Kansas City, Missouri property. The expansion project will improve guest traffic patterns and renovate existing gaming space. Exterior plans include a new, updated entryway, exterior facade refinishing, reconfiguration of existing parking, and the addition of 1,000 parking spaces. Plans for the casino interior include expanding and renovating the gaming area including 400 additional slots and adding an entertainment venue to seat at least 1,000 guests, as well as additional food and beverage amenities. The Kansas City expansion project is subject to negotiation of an amended lease and development agreement and receipt of necessary permits and approvals.

•
The new 162-room Colorado Central Station Hotel in Black Hawk, Colorado opened on December 24, 2005 ahead of schedule. Colorado Central Station also added a food court with Quizno’s, Station Burger and Mexican Grill, as well as approximately 250 additional parking spaces. Construction on the extension of Main Street continues just south of the Isle-Black Hawk connecting to Colorado Route 119 with completion expected in spring 2006.

•	The Inn at Isle-Lake Charles reopened in late November and brought the number of rooms at the property back to 493. The Company also opened a new entryway to the Crown gaming vessel.

•
The Company announced that it will relocate its corporate headquarters to the St. Louis County municipality of Creve Coeur while maintaining a regional presence in Biloxi, Mississippi. The Company plans to relocate approximately 150 corporate positions. The relocation process will begin in early summer 2006.

“Our new casino in Biloxi is an example of the direction our product is taking. I am proud of our team members in the southern markets for overcoming significant challenges both personally and professionally in order to get our properties open and operating, ” according to Timothy Hinkley, president and chief operating officer.

Operational Review of the Third Quarter Fiscal 2006 Compared to the Third Quarter Fiscal 2005

In Mississippi, the Company’s four operations accounted for 23.6% of its net revenues. Isle-Biloxi’s net revenues were down from the prior year period principally because the casino was closed for the first two months of the quarter. However, Adjusted EBITDA1 at the property was up significantly over the same quarter in fiscal 2005 due to reduced competition in the market. The Isle-Biloxi recorded an insurance receivable in the third quarter in the amount equal to the operating and incremental expenses incurred until the casino reopened on December 26, 2005. The net effect of this is that Isle-Biloxi reported no Adjusted EBITDA1 contribution for the period October 24, 2005 through December 25, 2005. Isle-Biloxi will record any income from business interruption proceeds when the insurance carriers have agreed to the amount. Isle-Natchez experienced increases in both net revenues and Adjusted EBITDA1 primarily resulting from population shifts into its market area. Isle-Vicksburg also showed increases in both net revenues and Adjusted EBITDA1 as compared to the prior year due to growth in its market area, improved marketing efforts and cost controls. Isle-Lula’s net revenues and Adjusted EBITDA1 both increased due to improved marketing programs and more efficient management of expenses.

In Louisiana, the Company’s two properties contributed 25.7% of its net revenues. Isle-Lake Charles experienced an increase in net revenues and Adjusted EBITDA1 due to growth in the overall market. For the three month period ended January 22, 2006, the Isle-Lake Charles has recorded a $3.3 million expense for estimated property damage, included in the line item Hurricane related charges, net on the income statement, because the Company expects the property damage insurance proceeds to be less than such costs. Isle-Lake Charles will record any income from expected business interruption proceeds when the insurance carriers have agreed to the amount. Isle-Bossier City showed a decrease in net revenues and Adjusted EBITDA1 due mostly to increased competition from, and expansion of, Native American gaming in Oklahoma.

In Missouri, the Company’s two properties contributed 13.9% of its net revenues. Isle-Kansas City’s net revenues and Adjusted EBITDA1 were down due to a decreased gaming patron count caused by the completion of competitors’ expansion projects in the market. Isle-Boonville’s net revenues increased, but Adjusted EBITDA1 decreased slightly due to construction disruption from the property’s new hotel. Construction of the 140-room hotel continues on schedule and is expected to open in the spring of 2006.

In Iowa, the Company’s three casinos contributed 17.6% of its net revenues. Both Isle-Bettendorf and Rhythm City-Davenport showed a decline in both net revenues and Adjusted EBITDA1 due to increased competition from surrounding markets and an increase in marketing spend. Construction continues at the Isle-Bettendorf of a new hotel with additional restaurants. Isle-Marquette showed a slight increase in net revenues and slightly lower Adjusted EBITDA1. Additionally in Iowa, the Company continues construction on a new casino-hotel project in Waterloo.

In Colorado, the Company’s two Black Hawk casino operations contributed 14.2% of its net revenues. The properties saw an increase in net revenues and Adjusted EBITDA1 due to completion of our expansion projects and the reduction of construction disruption compared to prior year.

In Florida, Pompano Park recorded a $0.5 million expense for estimated property damage, included in the line item Hurricane related charges, net on the income statement, because the Company expects the property damage insurance proceeds to be less than such costs.

Our international operations accounted for approximately 3.2% of our overall revenues. Isle-Our Lucaya experienced increases in net revenues and a positive Adjusted EBITDA1 compared to a negative Adjusted EBITDA1 in the prior year, primarily due to closure in the prior year related to hurricanes.

The increase in Corporate expenses are primarily related to an increase in insurance costs and non-recurring legal expenses.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 22,	January 23,	January 22,	January 23,
	2006	2005	2006	2005
Revenues:
Casino	$276,987	$266,700	$813,417	$822,344
Hotel, pari-mutuel, food, beverage & other	47,149	52,230	154,198	157,683
Gross revenues	324,136	318,930	967,615	980,027
Less promotional allowances	54,288	53,504	168,291	168,110
Net revenues	269,848	265,427	799,324	811,917

Operating and other expenses:
Properties	197,516	203,505	605,209	625,188
New development (2)	3,519	3,668	11,778	8,914
Corporate	6,796	5,157	25,214	16,083
Preopening	40	-	224	247
Other Charges	-	1,621	-	1,621
Hurricane related charges, net (3)	3,759	-	4,959	-
Depreciation and amortization	25,384	23,510	76,036	72,757
Total operating and other expenses	237,014	237,461	723,420	724,810
Operating income	32,834	27,965	75,904	87,107

Net interest expense (4)	(20,967)	(18,463)	(60,405)	(54,815)
Loss on early extinguishment of debt (11)	(2,110)	-	(2,110	-
Minority interest (5)	(439)	(1,440)	(4,387)	(5,122)

Income before income taxes	9,318	8,063	9,002	27,169

Income tax expense (6)	5,185	4,568	5,046	13,243

Income from continuing operations	4,133	3,494	3,956	13,926
Income (loss) from discontinued operations (including
minority interest), net of income taxes (7)	-	36	(58)	661

Net income	$4,133	$3,530	$3,898	$14,587

Net income per basic common share	$0.14	$0.12	$0.13	$0.49

Net income per diluted common share	$0.13	$0.11	$0.12	$0.47
Weighted average basic common shares	29,951	29,675	30,054	29,632
Weighted average diluted common shares	31,042	31,037	31,292	30,776

Selected Consolidated Balance Sheet Accounts
(In Thousands)

	January 22, 2006	April 24, 2005
	(Unaudited)
Cash and cash equivalents	$107,804	$146,743
Property and equipment, net	1,070,796	1,026,906
Debt	1,230,613	1,156,118
Stockholders' equity	259,920	261,396

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Three Months Ended
	January 22,			January 23,
	2006			2005
	Net Revenues (8)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %	Net Revenues (8)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %

MISSISSIPPI
BILOXI	$14,554	$7,854	54.0%	$19,672	$4,270	21.7%
NATCHEZ	11,945	4,597	38.5%	8,636	1,903	22.0%
VICKSBURG	16,727	6,191	37.0%	13,412	3,157	23.5%
LULA	20,341	5,369	26.4%	19,803	4,216	21.3%
MISSISSIPPI TOTAL	63,567	24,011	37.8%	61,523	13,546	22.0%

LOUISIANA
BOSSIER CITY	24,166	4,765	19.7%	24,973	5,748	23.0%
LAKE CHARLES	45,153	13,042	28.9%	44,163	11,334	25.7%
LOUISIANA TOTAL	69,319	17,807	25.7%	69,136	17,082	24.7%

MISSOURI
KANSAS CITY	20,378	3,770	18.5%	22,310	4,122	18.5%
BOONVILLE	17,117	4,717	27.6%	16,977	4,972	29.3%
MISSOURI TOTAL	37,495	8,487	22.6%	39,287	9,094	23.1%

IOWA
BETTENDORF	22,758	6,921	30.4%	23,719	8,289	34.9%
DAVENPORT	15,654	3,563	22.8%	16,145	3,903	24.2%
MARQUETTE	9,129	1,746	19.1%	8,971	1,826	20.4%
IOWA TOTAL	47,541	12,230	25.7%	48,835	14,018	28.7%

COLORADO
BLACK HAWK (9)	27,987	8,933	31.9%	24,760	8,526	34.4%
COLORADO CENTRAL
STATION (9)	10,360	1,869	18.0%	7,228	282	3.9%
COLORADO TOTAL	38,347	10,802	28.2%	31,988	8,808	27.5%

INTERNATIONAL
BLUE CHIP	2,094	(331)	(15.8%)	2,237	(520)	(23.2%)
OUR LUCAYA	6,408	286	4.5%	4,608	(1,288)	(28.0%)
INTERNATIONAL TOTAL	8,502	(45)	(0.5%)	6,845	(1,808)	(26.4%)

CORPORATE & OTHER (10)	5,078	(11,274)	N/M	7,811	(7,645)	N/M
TOTAL	$269,849	$62,018	23.0%	$265,425	$53,095	20.0%

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Nine Months Ended
	January 22,			January 23,
	2006			2005
	Net Revenues (8)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %	Net Revenues (8)	Adjusted EBITDA (1)	Adjusted EBITDA Margin %

MISSISSIPPI
BILOXI	$48,361	$13,935	28.8%	$58,438	$11,304	19.3%
NATCHEZ	32,060	10,389	32.4%	25,398	5,917	23.3%
VICKSBURG	43,991	13,609	30.9%	40,045	9,362	23.4%
LULA	60,711	13,810	22.7%	60,973	13,832	22.7%
MISSISSIPPI TOTAL	185,123	51,743	28.0%	184,854	40,415	21.9%

LOUISIANA
BOSSIER CITY	73,843	14,210	19.2%	81,340	17,977	22.1%
LAKE CHARLES	112,582	25,632	22.8%	127,967	29,981	23.4%
LOUISIANA TOTAL	186,425	39,842	21.4%	209,307	47,958	22.9%

MISSOURI
KANSAS CITY	63,728	11,247	17.6%	70,144	13,518	19.3%
BOONVILLE	53,480	15,316	28.6%	52,644	15,102	28.7%
MISSOURI TOTAL	117,208	26,563	22.7%	122,788	28,620	23.3%

IOWA
BETTENDORF	71,321	21,654	30.4%	75,010	24,774	33.0%
DAVENPORT	50,199	12,281	24.5%	51,745	13,259	25.6%
MARQUETTE	31,806	8,128	25.6%	31,058	7,987	25.7%
IOWA TOTAL	153,326	42,063	27.4%	157,813	46,020	29.2%

COLORADO
BLACK HAWK (9)	86,453	28,653	33.1%	76,605	27,564	36.0%
COLORADO CENTRAL
STATION (9)	30,882	7,114	23.0%	23,644	1,212	5.1%
COLORADO TOTAL	117,335	35,767	30.5%	100,249	28,776	28.7%

INTERNATIONAL
BLUE CHIP	6,007	(1,131)	(18.8%)	5,685	(1,019)	(17.9%)
OUR LUCAYA	17,935	1,290	7.2%	13,878	(4,411)	(31.8%)
INTERNATIONAL TOTAL	23,942	159	0.7%	19,563	(5,430)	(27.8%)

CORPORATE & OTHER (10)	15,964	(39,013)	N/M	17,342	(24,628)	N/M
TOTAL	$799,323	$157,124	19.7%	$811,916	$161,731	19.9%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended January 22, 2006

	Operating Income (Loss)	Depreciation & Amortization	Hurricane Related Charges, net	Preopening	Other Charges	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$5,789	$2,096	$(31)	$-	$-	$7,854	39.8%
NATCHEZ	3,744	849	4	-	-	4,597	31.3%
VICKSBURG	4,910	1,281	-	-	-	6,191	29.4%
LULA	2,900	2,469	-	-	-	5,369	14.3%
MISSISSIPPI TOTAL	17,343	6,695	(27)	-	-	24,011	27.3%

LOUISIANA
BOSSIER CITY	2,202	2,563	-	-	-	4,765	9.1%
LAKE CHARLES	5,456	4,303	3,283	-	-	13,042	12.1%
LOUISIANA TOTAL	7,658	6,866	3,283	-	-	17,807	11.0%

MISSOURI
KANSAS CITY	2,123	1,647	-	-	-	3,770	10.4%
BOONVILLE	3,620	1,097	-	-	-	4,717	21.1%
MISSOURI TOTAL	5,743	2,744	-	-	-	8,487	15.3%

IOWA
BETTENDORF	5,047	1,874	-	-	-	6,921	22.2%
DAVENPORT	1,794	1,769	-	-	-	3,563	11.5%
MARQUETTE	973	773	-	-	-	1,746	10.7%
IOWA TOTAL	7,814	4,416	-	-	-	12,230	16.4%

COLORADO
BLACK HAWK (9)	6,546	2,387	-	-	-	8,933	23.4%
COLORADO CENTRAL			-
STATION (9)	702	1,167	-	-	-	1,869	6.8%
COLORADO TOTAL	7,248	3,554	-	-	-	10,802	18.9%

INTERNATIONAL
BLUE CHIP	(434)	103	-	-	-	(331)	(20.7%)
OUR LUCAYA	(118)	401	3	-	-	286	(1.8%)
INTERNATIONAL TOTAL	(552)	504	3	-	-	(45)	(6.5%)

CORPORATE & OTHER (10)	(12,421)	607	500	40	-	(11,274)	N/M
TOTAL	$32,833	$25,386	$3,759	$40	$-	$62,018	12.2%

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Three Months Ended January 23, 2005

	Operating Income (Loss)	Depreciation & Amortization	Preopening	Other Charges	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$2,232	$2,038	$-	$-	$4,270	11.3%
NATCHEZ	1,054	849	-	-	1,903	12.2%
VICKSBURG	2,009	1,148	-	-	3,157	15.0%
LULA	1,981	2,235	-	-	4,216	10.0%
MISSISSIPPI TOTAL	7,276	6,270	-	-	13,546	11.8%

LOUISIANA
BOSSIER CITY	3,119	2,629	-	-	5,748	12.5%
LAKE CHARLES	7,834	3,500	-	-	11,334	17.7%
LOUISIANA TOTAL	10,953	6,129	-	-	17,082	15.8%

MISSOURI
KANSAS CITY	2,274	1,848	-	-	4,122	10.2%
BOONVILLE	3,656	1,316	-	-	4,972	21.5%
MISSOURI TOTAL	5,930	3,164	-	-	9,094	15.1%

IOWA
BETTENDORF	6,444	1,845	-	-	8,289	27.2%
DAVENPORT	1,953	1,950	-	-	3,903	12.1%
MARQUETTE	1,102	724	-	-	1,826	12.3%
IOWA TOTAL	9,499	4,519	-	-	14,018	19.5%

COLORADO
BLACK HAWK (9)	6,724	1,802	-	-	8,526	27.2%
COLORADO CENTRAL
STATION (9)	(354)	636	-	-	282	(4.9%)
COLORADO TOTAL	6,370	2,438	-	-	8,808	19.9%

INTERNATIONAL
BLUE CHIP	(572)	52	-	-	(520)	(25.6%)
OUR LUCAYA	(1,686)	398	-	-	(1,288)	(36.6%)
INTERNATIONAL TOTAL	(2,258)	450	-	-	(1,808)	(33.0%)

CORPORATE & OTHER(10)	(9,806)	540	-	1,621	(7,645)	N/M
TOTAL	$27,964	$23,510	$-	$-	$53,095	10.5%

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Nine Months Ended January 22, 2006

	Operating Income (Loss)	Depreciation & Amortization	Hurricane Related Charges, net	Preopening	Other Charges	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$5,691	$8,275	$(31)	$-	$-	$13,935	11.8%
NATCHEZ	7,361	3,024	4	-	-	10,389	23.0%
VICKSBURG	9,955	3,654	-	-	-	13,609	22.6%
LULA	6,839	6,971	-	-	-	13,810	11.3%
MISSISSIPPI TOTAL	29,846	21,924	(27)	-	-	51,743	16.1%

LOUISIANA
BOSSIER CITY	6,616	7,594	-	-	-	14,210	9.0%
LAKE CHARLES	9,274	11,875	4,483	-	-	25,632	8.2%
LOUISIANA TOTAL	15,890	19,469	4,483	-	-	39,842	8.5%

MISSOURI
KANSAS CITY	6,030	5,217	-	-	-	11,247	9.5%
BOONVILLE	12,007	3,309	-	-	-	15,316	22.5%
MISSOURI TOTAL	18,037	8,526	-	-	-	26,563	15.4%

IOWA
BETTENDORF	16,225	5,429	-	-	-	21,654	22.7%
DAVENPORT	6,906	5,375	-	-	-	12,281	13.8%
MARQUETTE	5,893	2,235	-	-	-	8,128	18.5%
IOWA TOTAL	29,024	13,039	-	-	-	42,063	18.9%

COLORADO
BLACK HAWK (9)	21,973	6,680	-	-	-	28,653	25.4%
COLORADO CENTRAL
STATION (9)	3,921	3,193	-	-	-	7,114	12.7%
COLORADO TOTAL	25,894	9,873	-	-	-	35,767	22.1%

INTERNATIONAL
BLUE CHIP	(1,445)	314	-	-	-	(1,131)	(24.1%)
OUR LUCAYA	29	1,258	3	-	-	1,290	0.2%
INTERNATIONAL TOTAL	(1,416)	1,572	3	-	-	159	(5.9%)

CORPORATE & OTHER (10)	(41,373)	1,636	500	224	-	(39,013)	N/M
TOTAL	$75,902	$76,039	$4,959	$224	$-	$157,124	9.5%

	Isle of Capri Casinos, Inc.
	Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
	(Unaudited) (In thousands)
	Nine Months Ended January 23, 2005

	Operating Income (Loss)	Depreciation & Amortization	Preopening	Other Charges	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$5,191	$6,113	$-	$-	$11,304	8.9%
NATCHEZ	3,471	2,446	-	-	5,917	13.7%
VICKSBURG	5,894	3,468	-	-	9,362	14.7%
LULA	5,155	8,677	-	-	13,832	8.5%
MISSISSIPPI TOTAL	19,711	20,704	-	-	40,415	10.7%

LOUISIANA
BOSSIER CITY	10,096	7,881	-	-	17,977	12.4%
LAKE CHARLES	20,045	9,936	-	-	29,981	15.7%
LOUISIANA TOTAL	30,141	17,817	-	-	47,958	14.4%

MISSOURI
KANSAS CITY	7,804	5,714	-	-	13,518	11.1%
BOONVILLE	9,836	5,266	-	-	15,102	18.7%
MISSOURI TOTAL	17,640	10,980	-	-	28,620	14.4%

IOWA
BETTENDORF	19,370	5,404	-	-	24,774	25.8%
DAVENPORT	7,855	5,404	-	-	13,259	15.2%
MARQUETTE	5,623	2,364	-	-	7,987	18.1%
IOWA TOTAL	32,848	13,172	-	-	46,020	20.8%

COLORADO
BLACK HAWK (9)	22,288	5,276	-	-	27,564	29.1%
COLORADO CENTRAL
STATION (9)	(652)	1,864	-	-	1,212	(2.8%)
COLORADO TOTAL	21,636	7,140	-	-	28,776	21.6%

INTERNATIONAL
BLUE CHIP	(1,427)	161	247	-	(1,019)	(25.1%)
OUR LUCAYA	(5,510)	1,099	-	-	(4,411)	(39.7%)
INTERNATIONAL TOTAL	(6,937)	1,260	247	-	(5,430)	(35.5%)

CORPORATE & OTHER(10)	(27,933)	1,684	-	1,621	(24,628)	N/M
TOTAL	$87,106	$72,757	$247	$1,621	$161,731	10.7%

1.
EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees, other charges and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as discontinued operations. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release. A reconciliation of Adjusted EBITDA with the Company’s net income is shown below.

	Three Months Ended		Nine Months Ended
	January 22,	January 23,	January 22,	January 23,
	2006	2005	2006	2005
	(In thousands)

Adjusted EBITDA	$62,018	$53,095	$157,124	$161,731
(Add)/deduct:
Depreciation and amortization	25,384	23,510	76,036	72,757
Hurricane related charges, net (3)	3,759	-	4,959	-
Preopening	40	-	224	247
Other Charges	-	1,621	-	1,621
Interest expense, net	20,967	18,463	60,405	54,815
Loss on early extinguishment of debt	2,110	-	2,110	-
Minority interest	439	1,440	4,387	5,122
Income tax expense	5,185	4,568	5,046	13,243
Loss (income) from discontinued operations,
net of income taxes	-	(36)	58	(661)
Net income	$4,133	$3,529	$3,898	$14,587

2.
New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include, but are not limited to, legal and other professional fees, application fees, as well as personnel and travel costs. New development expenses for the three and nine months ended January 22, 2006, also include UK related expenditures of $1.6 million and $4.8 million, respectively, compared to $1.5 million and $3.4 million for the three and nine months ended January 23, 2005.

3.
Hurricane related charges, net, include impairment charges for assets damaged or destroyed by hurricanes, incremental costs incurred related to hurricanes and operating costs related to periods affected by hurricanes. This account also includes anticipated recoveries expected from our insurance carriers related to property damage, incremental costs and operating expenses. When the Company and its insurance carriers agree on the final amount of the insurance proceeds, the Company will also record any related gain in this account. Any lost profit recoveries will be recognized when agreed to with the insurance carrier and will be reflected in the related properties revenue and Adjusted EBITDA[1].

4.	Consolidated net interest expense is comprised of the following components:

	Restricted Group	Colorado	Other Unrestricted	Consolidated	Restricted Group	Colorado	Other Unrestricted	Consolidated
	(In thousands)
	Three Months Ended January 22, 2006				Nine Months Ended January 22, 2006

Interest expense	$19,467	$3,296	$199	$22,962	$55,844	$10,619	$628	$67,091
Interest income	(446)	(26)	(422)	(894)	(1,634)	(96)	(1,330)	(3,060)
Capitalized interest	(381)	(415)	(305)	(1,101)	(1,360)	(1,554)	(712)	(3,626)
Net interest expense	$18,640	$2,855	$(528)	$20,967	$52,850	$8,969	$(1,414)	$60,405

	Three Months Ended January 23, 2005				Nine Months Ended January 23, 2005

Interest expense	$17,176	$2,731	$166	$20,073	$49,765	$7,847	$354	$57,966
Interest income	(496)	(8)	(25)	(528)	(1,107)	(58)	(37)	(1,202)
Capitalized interest	(604)	(477)	-	(1,081)	(1,072)	(877)	-	(1,949)
Net interest expense	$16,077	$2,246	$141	$18,463	$47,586	$6,912	$317	$54,815

Colorado includes the Isle-Black Hawk’s and Colorado Central Station-Black Hawk’s components of net interest expense. Other Unrestricted includes Blue Chip, other United Kingdom entities and Capri Insurance Corporation’s components of net interest expense.
5.	Minority interest represents unrelated third parties’ portions of the Isle-Black Hawk’s income before income taxes and Colorado Central Station-Black Hawk’s net income.
6.
The Company’s effective tax rate from continuing operations for the nine month period ending January 22, 2006 was 54.4% compared to 46.6% for the nine month period ending January 23, 2005, which, in each case, excludes an unrelated party’s portion of the Colorado Central Station-Black Hawk’s income taxes. This increase in effective rate over the comparable prior fiscal period is attributable to the effect of permanent items on lower forecasted earnings for the entire fiscal year.

7.	On April 25, 2005, the Company sold Colorado Grande-Cripple Creek. As a result, its operations are reflected as discontinued operations.
8.
Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as a discontinued operation.

9.
As management fees are eliminated in consolidation, Adjusted EBITDA for the Isle-Black Hawk and the Colorado Central Station-Black Hawk does not include management fees. Fiscal 2006 and 2005 results have been reclassified to reflect the Colorado Grande-Cripple Creek as discontinued operations. The following table shows management fees and Adjusted EBITDA inclusive of management fees for the three and nine months ended January 22, 2006 and January 23, 2005:

	Three Months Ended		Nine Months Ended
	January 22, 2006	January 23, 2005	January 22, 2006	January 23, 2005
	(In thousands)
Management Fees
Isle - Black Hawk	$1,293	$1,211	$3,977	$3,683
Colorado Central Station	471	214	1,468	734

Adjusted EBITDA with Management Fees
Isle - Black Hawk	7,640	7,315	24,675	23,881
Colorado Central Station	1,398	67	5,646	478

10.
For the three months ended January 22, 2006 corporate and other includes net revenues of $5.1 million and Adjusted EBITDA of $(0.8) million for Pompano Park. For the nine months ended January 22, 2006, corporate and other includes net revenues of $15.9 million and Adjusted EBITDA of $(2.2) million for Pompano Park. For the three months ended January 23, 2005, corporate and other includes net revenues of $6.6 million and Adjusted EBITDA of $(0.0) million for Pompano Park. For the nine months ended January 23, 2005, corporate and other includes net revenues of $15.9 million and Adjusted EBITDA of $(1.1) million for Pompano Park.

11.
On October 24, 2005, Isle Black-Hawk entered into a $240 million credit agreement to replace an existing facility. As a result of this transaction Isle Black-Hawk expensed the unamortized debt issuance costs related to its previous credit agreement.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 15 casinos in 13 locations. The Company owns and operates riverboat and dockside casinos in Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The Company also owns a 57 percent interest in and operates two land-based casinos in Black Hawk, Colorado. Isle of Capri’s international gaming interests include a casino that it operates in Freeport, Grand Bahamas, and a two-thirds ownership interest in casinos in Dudley, Wolverhampton and Walsall, England. The Company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, the Company regularly files reports with the Securities and Exchange Commission (the “SEC”). These reports are required by the Securities Exchange Act of 1934 and include:
•	Annual Reports on Form 10-K;
•	Quarterly Reports on Form 10-Q;
•	Current Reports on Form 8-K; and
•	All amendments to those reports.

The Company’s Internet website is http://www.islecorp.com. The Company makes its filings available free of charge on its Internet website as soon as reasonably practical after the Company electronically files or furnishes such reports to the SEC.

You may read and copy the reports, statements and other information the Company files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Its SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Donn Mitchell, Chief Financial Officer, 228-396-7052
Jill Haynes, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects is included in the filings of the Company with the Securities and Exchange Commission including, but not limited to, its 10-K for the fiscal year ended April 24, 2005 and Form 10-Q for the fiscal quarters ended since that date.